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                                                                      EXHIBIT 23



                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
Murphy Oil Corporation:

We consent to incorporation by reference in the Registration Statements (Nos. 2-82818, 2-86749, and 2-86760) on Form S-8 of Murphy Oil Corporation of our reports dated March 4, 1994, relating to the consolidated balance sheets of Murphy Oil Corporation and Consolidated Subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, stockholders' equity, and cash flows and related financial statement schedules for each of the years in the three-year period ended December 31, 1993, which reports are included in the December 31, 1993, annual report on Form 10-K of Murphy Oil Corporation. Our report refers to changes in the methods of accounting for income taxes and postretirement benefits other than pensions in 1993.




KPMG PEAT MARWICK



Shreveport, Louisiana
March 29, 1994



                                    Ex. 23-1